                                                               EXHIBIT 4.2
                          (Form of Face of Security)

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY). ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.09 OF THE INDENTURE.

                        NEWPORT NEWS SHIPBUILDING INC.

NO.                           [CUSIP] [CINS] NO.                           $

                   9 1/4% SENIOR SUBORDINATED NOTE DUE 2006

 Newport News Shipbuilding Inc. promises to pay to        or registered
assigns the principal sum of     U.S. Dollars on the Maturity Date of December
1, 2006.

Interest Payment Dates: June 1 and December 1

Interest Record Dates: May 15 and November 15

 In Witness Whereof, Newport News Shipbuilding Inc. has caused this instrument to be executed in its corporate name by the manual or facsimile signature of
its        and its       .

                                   Newport News Shipbuilding Inc.

                                   By _________________________________________
                                      Name:
                                      Title:

                                   By _________________________________________
                                      Name:
                                      Title:

Certificate of Authentication:

 This is one of the 9 1/4% Senior Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By _____________________________   Dated:
      Authorized Signatory

                         (Form of Reverse of Security)

                        NEWPORT NEWS SHIPBUILDING INC.

                   9 1/4% SENIOR SUBORDINATED NOTE DUE 2006

 1. Interest.

 Newport News Shipbuilding Inc., a Delaware corporation (the "Company"), promises to pay interest at the rate of 9 1/4% per annum on the principal amount of this Security semiannually on June 1 and December 1 (each, an "Interest Payment Date") commencing on June 1, 1997, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including November 26, 1996, through but excluding the date on which interest is paid or duly provided for. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

 2. Method of Payment.

 The interest and Additional Interest (as defined below), if any, payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the interest record date, which shall be the May 15 or November 15 (whether or not a Business Day) (each, an "Interest Record Date") next preceding such Interest Payment Date. Any such interest or Additional Interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest or Additional Interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Interest Record Date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest or Additional Interest to be fixed by the Company, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest and Additional Interest, if any, on this Security will be made at the agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

 3. Paying Agent and Registrar.

 Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Company or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

 4. Indenture.

 The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture (as defined below). Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

 This Security is one of a duly authorized issue of Securities of the Company, designated as its 9 1/4% Senior Subordinated Notes due 2006 (the "Securities"), limited in aggregate principal amount to $200,000,000 (except as otherwise provided in the Indenture) issuable under an Indenture dated as of November 26, 1996, among the Company, Newport News Shipbuilding and Dry Dock Company, as the Guarantor (herein collectively called the "Guarantors", which term includes any successor Person or additional Guarantor under such Indenture) and the Trustee, as supplemented and amended by the First Supplemental Indenture dated as of December 11, 1996 (as supplemented, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act, as amended of 1939 (the "Act") (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date of the Indenture except as stated in the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound to all of the terms and provisions of the Indenture, as the same may be amended from time to time.

 Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors pursuant to Article Eleven of the Indenture.

 Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.

 5. Optional Redemption.

 (a) The Securities are not redeemable prior to December 1, 2001, except as provided in clauses (b) and (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Company, on not less than 30 days' nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning December 1 of the year indicated below, in each case together with interest and Additional Interest, if any, accrued to the date fixed for redemption:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2001............................................................  104.625%
     2002............................................................  103.083%
     2003............................................................  101.542%
     2004 and thereafter.............................................  100.000%

 (b) In addition, prior to December 1, 1999, the Company may, at its option, redeem up to 35% of the principal amount of the Securities originally issued with the net cash proceeds received by the Company from one or more Equity Public Offerings, at a redemption price (expressed as a percentage of the principal amount) of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for redemption; provided, however, that at least $100 million in aggregate principal amount of the Securities remains outstanding immediately after any such redemption (excluding any Securities owned by the Company or any of its Affiliates); and provided, further, that any such redemptions shall be made pro rata (based on the then outstanding principal amounts thereof) among the Senior Notes and the Securities. Notice of redemption pursuant to this paragraph must be mailed to Holders of Securities not later than 60 days following consummation of such Equity Public Offering.

 (c) On March 31, 1997 (the "Special Redemption Date"), the Securities will be subject to mandatory redemption at a redemption price equal to 101% of the principal amount of the Securities, plus accrued interest from the date of issuance of the Securities to the Special Redemption Date and Additional Interest, if any, if the Shipbuilding Distribution is not consummated on or prior to the Special Redemption Date. The Company will also have the option to redeem the Securities, in whole but not in part, at any time on or prior to the Special Redemption Date, if the Shipbuilding Distribution has not been consummated on or prior to such date and the Company delivers an Officers' Certificate to the Trustee stating that a condition to the consummation of the Shipbuilding Distribution will not be satisfied on or prior to the Special Redemption Date, at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of issuance of the Securities to the Redemption Date and Additional Interest, if any.

 6. Purchase upon Occurrence of a Change of Control.

 Within 45 days following the date of the consummation of a transaction resulting in a Change of Control, the Company will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest and Additional Interest thereon.

 7. Notice of Redemption.

 Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (other than with respect to a Special Redemption) to each Holder of Securities to be redeemed at such Holder's registered address; provided, however, that notice of redemption pursuant to paragraph 5(b) of this Security will be mailed no later than 60 days following the consummation of the relevant Equity Public Offering to each Holder of Securities to be redeemed. In the event of a Special Redemption other than on the Special Redemption Date, the Company shall mail notice of redemption to each Holder of Securities at least three Business Days before the Redemption Date at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on those Securities or portion of them called for redemption.

 8. Additional Interest.

 There shall also be payable in respect of this Security all Additional Interest that may have accrued on the Security for which this Security was exchanged (as defined in such Security) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Security, such Additional Interest to be payable in accordance with the terms of such Security.

 9. Denominations; Transfer; Exchange.

 The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple thereof. At the office or agency of the Company referred to and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations. Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities or authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

 10. Persons Deemed Owners.

 The registered Holder of this Security shall be treated as the owner of it for all purposes.


 11. Unclaimed Funds.

 If funds for the payment of principal, interest or Additional Interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the
Company at its request. After such repayment Holders of Securities entitled to such funds must look to the Company for payment unless an abandoned property law designates another person.

 12. Discharge Prior to Redemption or Maturity.

 The Indenture will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

 13. Amendment; Supplement; Waiver.

 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company, the

Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights of any Holder of Securities.

 14. Restrictive Covenants.

 The Securities are general unsecured senior subordinated obligations of the Company limited to the aggregate principal amount of $200,000,000. The Indenture restricts, among other things, the ability of the Company or any of its Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Company and its Subsidiaries may incur and limits the terms on which the Company may engage in Asset Dispositions. The Company is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Dispositions. The Company must report quarterly to the Trustee on compliance with certain covenants in the Indenture.

 15. Successor Corporation.

 Pursuant to the Indenture, the ability of the Company to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

 16. Defaults and Remedies.

 If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest and Additional Interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

 17. Trustee Dealings with Company.

 The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

 18. No Recourse Against Others.

 A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

 19. Authentication.

 This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

 20. Abbreviations.

 Customary abbreviations may be used in the name of the Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

 21. CUSIP Numbers.

 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or CINS numbers to be printed on the Securities and has directed the Trustee to use CUSIP or CINS numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

 22. Governing Law.

 The laws of the State of New York shall govern the Indenture, this Security and the Guarantees without regard to principles of conflicts of law.

 23. Guarantees.

 This Security may after the date hereof be entitled to certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Guarantee (including any terms of subordination of such Guarantee that may apply).

 The Company will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

                                      R-7
             [Form of Notation on Security Relating to Guarantee]

                         SENIOR SUBORDINATED GUARANTEE

 The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantee on a senior subordinated basis (such guarantee by the Guarantors being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest and Additional Interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

 The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantors, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

 The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

 This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

 This Guarantee is subject to release upon the terms set forth in the Indenture.

NNS Delaware Management Company


                                     Newport News Shipbuilding and Dry Dock
                                      Company [/R]

By: _______________________



  Name:                              By: _________________________________ [/R]



  Title:                                Name: [/R]

                                        Title:

                           [Form of Transfer Notice]

 For Value Received the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
-------------------------------------------------------------------------------

Please Print or typewrite name and address including zip code of assignee
-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________________
attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

                      OPTION OF HOLDER TO ELECT PURCHASE

 If you the Holder want to elect to have this Security purchased by the Company, check the box: [_]

 If you want to elect to have only part of this Security purchased by the Company, state the amount: $

Dated: ________________     Your signature: ___________________________________
                                             (Sign exactly as name appears on
                                              the other sideof this Security)

Signature Guarantee: __________________________________________________________

                                      R-8